UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 27, 2010

OPHTHALMIC IMAGING SYSTEMS
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I
Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant's telephone number, including area code): (916) 646-2020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On May 26, 2010, Ophthalmic Imaging Systems, a California corporation (the “Company”) completed the 2nd Installment (the “2nd Installment”) of the Purchase Agreement (the “Purchase Agreement”) dated June 24, 2009, with U.M. AccelMed, Limited Partnership, an Israeli limited partnership (the “Purchaser”). Pursuant to the terms of the Purchase Agreement, for the 2nd Installment, the Company issued and sold to the Purchaser 3,581,089 shares (the “2nd Installment Shares”) of the Company’s common stock, no par value (the “Common Stock”), and a warrant (the “2nd Installment Warrant”) to purchase up to an aggregate of 1,193,696 shares (the “2nd Installment Warrant Shares”) of Common Stock, for an aggregate purchase price of $1,999,967.  Upon completion of the 2nd Installment, the Purchaser owned 42.16% of the Company’s issued and outstanding Common Stock on a fully diluted basis.

The 2nd Installment Warrant entitles the Purchaser to purchase 1,193,696 shares of Common Stock at an exercise price of $1.00 per share. The exercise price will be adjusted and the number of shares of Common Stock to be issued upon exercise of the 2nd Installment Warrant will be adjusted upon the occurrence of the payment of a stock dividend or a stock split. In addition, the 2nd Installment Warrant includes certain anti-dilution provisions which are triggered if the Company issues or sells any Common Stock, securities convertible into Common Stock, any right to purchase shares of or reprice the Common Stock at an effective per share selling price less than $1.00 per share. Upon the occurrence of an anti-dilution event specified in the immediately preceding sentence, the exercise price of the 2nd Installment Warrant will be adjusted pursuant to a weighted-average formula.

The 2nd Installment Warrant may be exercised beginning on the earliest of the following: (i) the date that the Company consummates a merger with and into another corporation or the date the Company consummates a sale, transfer or other disposition of all or substantially all of its assets, (ii) the date that the average closing price per share of the Company’s Common Stock on the OTC Bulletin Board (or wherever the Common Stock is listed or quoted for trading on the date in question) for 10 consecutive trading days exceeds $2.00, (iii) the date the Company’s Board of Directors offers a transaction pursuant to which the Company will raise at least $1.5 million in a capital raising transaction with persons who are shareholders of MediVision Medical Imaging Ltd. (a large shareholder of the Company), and (iv) March 23, 2012.  The 2nd Installment Warrant expires on June 23, 2012.

The offering and sale of the 2nd Installment Warrant and the 2nd Installment Warrants Shares were made in a private sale in reliance on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. This Current Report on Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

 A copy of the 2nd Installment Warrant is attached hereto as Exhibit 10.1.

In connection with the 2nd Installment, we also issued to the placement agent, an option to purchase 36,464 shares of our common stock at an exercise price of $0.01 per share.  This option expires on May 26, 2013. We recorded the fair value of the options using the Black-Scholes-Merton option valuation model, as a reduction to our common stock and an increase in additional paid-in-capital in the amount of $18,500.

Item 7.01	Regulation FD Disclosure.

On May 27, 2010, the Company issued a press release attached hereto as Exhibit 99.1 in connection with the completion of the 2nd Installment, which press release is incorporated by reference herein and furnished pursuant to Item 7.01 of Form 8-K.

 The information in this Current Report on Form 8-K under this item 7.01, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Warrant dated May 25, 2010 issued in favor of U.M. AccelMed, Limited Partnership.
99.1	Press Release dated May 27, 2010.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2010

OPHTHALMIC IMAGING SYSTEMS

By:	/s/ Ariel Shenhar
Name	Ariel Shenhar
Title	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Warrant dated May 25, 2010 issued in favor of U.M. AccelMed, Limited Partnership.
99.1	Press Release dated May 27, 2010.